AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2010

Registration No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHADES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	5961	27-1368114
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20711 Sterlington Drive
Land O’ Lakes, Florida 34638
(813) 454-0130• Fax: (813) 388-4430
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean M. Lyons, Chief Executive Officer
Shades Holdings, Inc.
20711 Sterlington Drive
Land O’ Lakes, Florida 34638
(813) 454 0130• Fax: (813) 388-4430
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John N. Giordano, Esq.
Bush Ross, P.A.
1801 N. Highland Avenue
Tampa, Florida 33602
(813) 224-9255 Fax (813) 223-9620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(3)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	5,102,222	(2)	$0.25	(1)	$1,275,555	$90.95
Total Registration Fee						$90.95

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.  The proposed maximum offering price per share is calculated in accordance with Rule 457(o) of the Securities Act and is based upon the most recent sales price of the common stock of Shades Holdings, Inc.

(2)
The number of shares of common stock of Shades Holdings, Inc. to be registered has been determined based on the sum of (i) 1,102,222 shares of common stock of Shades Holdings, Inc. offered by the Selling Security Holders and (ii) 4,000,000 shares of common stock of Shades Holdings, Inc., which are being offered directly by the officers and directors of Shades Holdings, Inc.

(3)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION), DATED JULY 16, 2010

SHADES HOLDINGS, INC.

4,000,000 SHARES OF COMMON STOCK BY THE COMPANY
1,102,222 SHARES OF COMMON STOCK BY SELLING SECURITY HOLDERS

This prospectus relates to the offer and sale of 5,102,222 shares of our common stock during the period in which the registration statement containing this prospectus is effective.  Of the shares being registered, 1,102,222 shares are being registered for sale by the selling security holders set forth on page 22 of this prospectus and 4,000,000 shares are being offered for sale by the Company through its directors and executive officers on a “best efforts” basis.  Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.  We anticipate the trading of our common stock on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority, however, there can be no assurances that our common stock will be approved for trading on the OTCBB, or any other trading exchange.

Public Offering – 4,000,000 – shares of common stock

We are offering up to 4,000,000 shares of our common stock through our directors and executive officers on a “best efforts” basis.  There is no minimum number of shares that must be sold in this offering prior to us closing on the funds.  We intend to continue the offering until all of the shares of common stock are sold or, if earlier, until the expiration of 180 days from the date of this prospectus, subject to our reservation of the right to extend such offering period for up to an additional 180 days thereafter.  There is no arrangement to place funds in an escrow, trust, or similar account and all proceeds will be paid directly to us.

Our common stock is not being sold through commissioned sales agents or underwriters; however, we reserve the right to engage a licensed broker-dealer as our placement agent.  If we engage a placement agent, the placement agent will not purchase the securities offered by us, and is not required to sell any specific number or dollar amount of shares, but will assist us in this offering on a “best efforts” basis.  If we retain a placement agent, we expect to pay the placement agent a cash fee equal to 7% of the gross proceeds of the offering of securities by us, as well as “placement agent warrants” to purchase shares of our common stock equal to 7% of the aggregate number of shares of common stock sold in the offering.  The placement agent warrants will have a term of five years from a closing of the sale of shares and will otherwise comply with FINRA Rule 5110.  We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $50,000.  As there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.  See “Plan of Distribution” beginning on page 24 of this prospectus for more information on this offering and the placement agent arrangements.

	Proceeds	Per Share
Offering Proceeds (Gross)	$1,000,000	$0.25
Offering Expenses	$50,000	$0.0125
Offering Proceeds (Net)	$950,000	$0.2375

This offering will terminate no later than [•], unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date.  In either event, the offering may be closed without further notice to you.

Offering by Selling Security Holders – 1,102,222 – shares of common stock

The selling security holders will offer our shares at $0.25 per share until our shares are quoted on the OTCBB, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any of the proceeds from the sale of these shares by the selling security holders. See “Use of Proceeds.”  Please read this prospectus carefully.  It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

The selling security holders and intermediaries through whom the common stock is sold may be deemed “underwriters” within the meaning of the Securities Act of 1933 with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  We have agreed to indemnify the selling security holders against certain liabilities, including liabilities under the Securities Act.

Please see page 22 for a list of the “Selling Security Holders” who are offering shares of common stock pursuant to this prospectus.

An investment in the common stock offered for sale under this prospectus involves a high degree of risk. You should purchase our securities only if you can afford losing your entire investment. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2010

TABLE OF CONTENTS

PAGE
Prospectus Summary	5
Risk Factors	9
Use of Proceeds	18
Determination of Offering Price	20
Dilution	21
Selling Security Holders	22
Plan of Distribution	24
Description of Securities to be Registered	28
Interest of Named Experts and Counsel	29
Description of Business	29
Description of Property	32
Legal Proceedings	32
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	32-33
Financial Statements	F-1-F-14
Management’s Discussion and Analysis of Financial Condition and Plan of Operations	34
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	37
Directors, Executive Officers, Promoters, and Control Persons	38
Executive Compensation	41
Security Ownership of Certain Beneficial Owners and Management	40
Transactions with Related Persons, Promoters and Certain Control Persons	42
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	43
Other Expenses of Issuance and Distribution	44
Indemnification of Directors and Officers	44
Recent Sales of Unregistered Securities	44
Exhibits and Financial Statement Schedules	46
Undertakings	47

We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until the date forty days after the date of the first bona fide offering of securities under this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions, if any.

PROSPECTUS SUMMARY

This summary highlights important information about our Company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the consolidated financial statements and related notes included in this prospectus carefully, and, in particular, the section of this prospectus captioned “Risk Factors.”  Unless the context requires otherwise, “Company,” “registrant,” “we,” “us,” and “our” and similar terms refer to Shades Holdings, Inc.

Our Company and Business

We are an online retailer of discount sunglasses.  We are a development stage company and have recently commenced our business operations.  To date, we have derived nominal revenues from the sale of our products.  All of our products have been sold solely through our wholly-owned subsidiary, Daily Shades, Inc., on our web site at www.dailyshades.com and we intend to continue offering our products only through our website.

We acquire high quality, name brand sunglasses from manufacturers, distributors and retailers at substantial discounts and then offer these sunglasses for sale to the public through our website.  We generally are able to acquire our products at a discount off manufactured suggested retail price.  We currently only have one contract with a supplier, which is terminable by either party upon 30 days notice.   With the exception of our current contract, we do not have a contract with any other manufacturer, distributor or retailer to supply us with our products.  As such, there is no assurance we will be able to secure our products at these prices.  We generally do not purchase inventory from our suppliers; rather, we typically negotiate an arrangement with our suppliers to acquire the products at a fixed cost which we do not incur unless and until the product is sold.  However, there will be limited instances where we purchase inventory such as greatly discounted models and carry that inventory from time to time.

We currently offer a different pair of sunglasses each day to our customers through our website.  We generally offer our sunglasses for a limited period of time and present the offer as a “daily deal” on our website.  Each day our quantities vary so our customers do not know how many pairs of sunglasses we will have of a particular model.  We provide a full description of the sunglasses that we are offering as well as high quality pictures of the sunglasses on our website.  We have also recently added a bargain bin that consist of single models, old models and slightly damaged models.  Sunglasses available through our bargain bin are typically offered a discount prices as well.

We anticipate generating revenue streams from the sale of our products to our customers and the sale of advertising space on our website to other companies.  To date, our operations have been limited and we have only earned $1,487 in revenues from the sale of our products.  We have earned less than $100 from the sale of advertising space on our website.

Corporate Information

We are a Florida corporation that was incorporated in the State of Florida on November 23, 2009.

Our executive offices are located at 20711 Sterlington Drive, Land O’ Lakes, Florida 34638, and our telephone number is (813) 454-0130.  Our website address is www.dailyshades.com

The Public Offering

The Issuer:	Shades Holdings, Inc.

Offering Price:	$0.25 per share

Common Stock outstanding before the Offering	There were 23,529,000 shares of our common stock issued and outstanding as of June 30, 2010.

Common Stock outstanding after the Offering	There will be 27,529,000 shares of our common stock issued and outstanding if the offering is fully subscribed.

Use of Proceeds
We expect to use the proceeds received from the offering for advertising, social media, and search engine optimization services; acquisition of inventory; website enhancement and development; and for general working capital needs.  See “Use of Proceeds” beginning on page 18.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford to lose their entire investment. See “Risk Factors” beginning on page 9.

Offering by Selling Security Holders

The Selling Security Holders:	The selling security holders consist of some of our existing stockholders who are identified in this prospectus on page 22

Outstanding shares of common stock	There were 23,529,000 shares of our common stock issued and outstanding as of June 30, 2010.

Common stock offered by Selling Security Holders	The selling security holders are offering up to 1,102,222 shares of our common stock.

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus.  We will pay the expenses associated with the offering, which we estimate will be approximately $50,000.

Termination of the Offering
The offering by the selling security holders will conclude upon the earliest of (a) such time as all of the common stock has been sold pursuant to the registration statement or (b) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of Proceeds
We are not selling any shares of common stock offered for resale by the selling security holders, and, as a result, will not receive any proceeds from this offering of shares by the selling security holders.

No Present Public Market for our Common Stock	Our common stock is presently not traded or quoted on any market or securities exchange and we have not applied for listing or quotation on any public market.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford to lose their entire investment. See “Risk Factors” beginning on page 9.

Summary of Comparative Financial Information

The following tables summarize consolidated financial data regarding the business of the Company and should be read together with “Management Discussion and Analysis of Financial Condition and Plan of Operations” and the financial statements of the Company and the related notes included with those financial statements.  The summary financial information as of December 31, 2009 and for the period from November 23, 2009 (inception) to December 31, 2009 have been derived from our consolidated financial statements and notes thereto audited by Meeks International, LLC, our independent registered public accounting firm.  The summary financial information as of March 31, 2010 and for quarter ended March 31, 2010 is unaudited.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

SUMMARY FINANCIAL
INFORMATION

	March 31, 2010	December 31, 2009
	(Unaudited)
Cash and cash equivalents	$19,233	$19,950
Prepaid Expenses	89,017	80,890
Total current assets	$108,250	$100,840

Total assets	$111,000	$103,840

Accounts Payable and Accrued Expenses	$1,623	$1,712

Total stockholders' equity	$109,377	$102,128

Total liabilities and shareholders' equity	$111,000	$103,840

		For The Period From	For The Period From
	For The Three	November 23, 2009 (Date of	November 23, 2009
	Month Period Ended	Inception) To December 31,	(Date of Inception) To
	March 31, 2010	2009	March 31, 2010
	(Unaudited)		(Unaudited)

Revenue	$418	$-	$418

Cost of goods sold	91	-	91
Gross Profit	327	-	327
Selling and General Administrative	13,578	4,015	17,593

Net loss	$(13,251)	$(4,015)	$(17,266)
Basic and diluted loss per share	$-	$-

Weighted average shares outstanding basic and diluted	23,317,689	22,228,421

RISK FACTORS

An investment in our common stock involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect our business, operating results and financial condition.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

Risk Factors Related to Our Business.

We have a limited operating history upon which you can evaluate our business.

We are a development stage company with very limited operating history.  Since our inception on November 23, 2009, we have only generated revenues of approximately $1,487 and have incurred a cumulative net operating loss through March 31, 2010 of $17,266.  Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success.  Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of attracting a significant number of customers to our website, offering acceptable products to our customers at competitive prices, and establishing relationships with manufacturers, retailers and other suppliers to obtain sufficient quantities of quality merchandise on acceptable terms.  As a development stage company, we are also subject to risks and levels of risk that are often greater than those encountered by companies with established operations and relationships.  Development stage companies often require significant capital from sources other than operations.  Since we are a development stage company, our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. We cannot give you any assurance that we will successfully address these risks. Our prospects must be considered speculative, which may limit our ability to encourage further investment in our Company.

As our auditors have expressed a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

From our inception on November 23, 2009 through March 30, 2010, we have incurred operating losses of $17,266. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses. Our independent auditors have issued a going concern qualification in their report dated June 29, 2010, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there can be no assurance that we will generate sufficient revenues from the services offered by us to operate at a profit or pay expenses. Our cash on hand is not sufficient to fund our planned operations for 12 months from the date of this prospectus.

We may not be able to implement our business strategies, which could impair our ability to continue operations.

Implementation of our business strategies will depend, in large part, on our ability to (i) attract a significant number of customers to our website; (ii) offer acceptable products to our customers at competitive prices; (iii) establish relationships with manufacturers, retailers and other suppliers to obtain sufficient quantities of quality merchandise on acceptable terms; (iv) continue to operate with increasing competition in the internet retail industry; (v) establish, develop and maintain name recognition; and (vi) obtain adequate financing on favorable terms to fund our business strategies.  Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse effects on our results of operations and financial condition.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We believe that our currently available working capital will be sufficient to continue our business for at least the next three to four months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

We anticipate depending on third-party search engines and referral sources to attract visitors to our websites, and if we are unable to attract these visitors or convert them into customers in a cost-effective manner, our business and results of operations will be harmed.

Our success depends on our ability to attract consumers to our websites and convert them into customers in a cost-effective manner.  We anticipate that most of our website visits will be referred to us through paid and unpaid search engine listings and other sources that provide a link to our websites.  These third parties utilize various algorithms and key words to determine the websites that they display in response to certain search criteria. If these methods are changed, it could cause fewer consumers to click through to our websites and adversely affect our financial results. We also anticipate paying these third parties to include or highlight our websites in their search results. If such third parties modify or terminate their relationship with us or increase the price they charge to us, if our competitors offer them greater fees for traffic or if any free third-party website on which we rely begins charging fees for listing or placement, our expenses could rise and traffic to our websites could decrease, resulting in harm to our operations.

We may not succeed in promoting or establishing the “Daily Shades” brand, which could prevent us from acquiring customers and generating revenues.

We believe that brand recognition is a primary competitive factor in the e-commerce market and will be a key factor in creating and establishing our customer base and market position.  If we are unable to establish and promote our brand, or if our brand is not viewed favorably, we may not be successful in attracting and acquiring customers, which would have a material adverse effect on our results of operations and financial condition.

If we do not anticipate and respond to changing consumer preferences in a timely manner, our operating results will suffer.

Consumer tastes and preferences will continue to evolve and change, and these changes may have a significant impact on our market and our business.  In order for our business to succeed, we must be responsive and adapt dynamically to these changes. Failure to successfully predict and accommodate constantly changing consumer tastes, preferences, spending patterns and other lifestyle decisions, or to effectively address consumer concerns, could have a material adverse effect on our revenue, results of operations and relationship with our customers.

If we are unable to provide a satisfactory customer experience, our reputation would be harmed and we could lose customers.

A critical component of our strategy is providing a high-quality customer shopping experience. Accordingly, the effective performance, reliability and availability of our website and network infrastructure are critical to establishing our reputation and our ability to attract and retain customers. As an online retailer, we cannot offer some of the services or match certain aspects of the shopping experience offered by or available at brick-and-mortar retailers or online retailers that also have brick-and-mortar operations, such as the ability to allow consumers to touch, test and feel products, personally interact with sales or customer service representatives, and receive or return products without waiting or potentially paying for the products to be shipped. The lack of these services and inability to successfully provide an adequate online shopping experience may cause certain consumers to purchase products from our competitors rather than from us. Therefore, it is important that we continue to improve our website content and operations, including efforts to encourage the creation of more high quality and useful user-generated content, such as reviews and commentary, on the products we sell. If we do not make investments in our website development, content and functionality and customer service operations, and as a result, or due to other reasons, fail to provide a high-quality customer experience, we may lose customers, which would adversely impact our operating results.

If the products that we offer on our website do not reflect our customers' tastes and preferences, our sales and anticipated profitability will suffer.

Our success will depend in part on our ability to offer products that reflect consumers' tastes and preferences. Consumers' tastes are subject to frequent, significant and sometimes unpredictable changes.  Because the products that we sell typically consist of manufacturers' and retailers' excess inventory, we have limited control over the specific products that we will be able to offer for sale. If our merchandise fails to satisfy customers' tastes or respond to changes in customer preferences, our sales could be less than we forecast and we could be required to mark down unsold inventory which would depress our anticipated profit margins. This could have an adverse effect on our business, results of operations and financial condition.

We do not anticipate entering into any contracts or arrangements with suppliers that guarantee the availability of merchandise, or provide for the continuation of particular pricing or other practices, as this is atypical in our industry.  As such, our suppliers may cease selling us inventory on current terms or entirely, and, if the terms are changed, we may not be able to establish new supply relationships on similar or better terms.

We do not anticipate entering into any contracts or arrangements with suppliers that guarantee the availability of merchandise, or provide for the continuation of particular pricing or other practices, as this is atypical in our industry.  As such, our suppliers may cease selling us inventory on current terms or entirely, and, if the terms are changed, we may not be able to establish new supply relationships on similar or better terms.  We also do not anticipate that our future relationships with our suppliers will restrict them from selling their products through our competitors.  In addition, some suppliers whose products we offer on our websites, also sell their products directly to consumers. If we are unable to develop and maintain relationships with suppliers that permit us to obtain sufficient quantities of desirable merchandise on favorable terms, our business, results of operations and financial condition could be adversely impacted.

We depend on third-party delivery services to deliver our products to us and our customers on a reliable and timely basis, and these third parties may increase the fees that they charge, limit or end their relationship with us with minimal prior notice, or become less reliable.

We use the United Postal Service, UPS and other third parties to ship our products.  We do not have any agreements with any delivery service and we cannot assure you that our relationships with these delivery service providers will continue on terms favorable to us, or at all. Continued increases in shipping costs could harm our business, financial condition and results of operations by increasing our costs of doing business and reducing our gross margins. Passing these increased costs on to our customers could also cause us to lose sales to competitors. Furthermore, due to competitive pressures, we are increasingly either heavily discounting or not charging our customers for shipping. Our online competitors often provide for free or reduced shipping charges, and we expect to continue to offer similar programs to build our customer base, which will have the effect of decreasing net sales from freight and decreasing our margins.

We will likely utilize third parties to perform a number of our fulfillment, distribution and other functions.  If such parties are unwilling or unable to continue providing these services, our business could be harmed.

We will likely employ a technique known as “drop shipping” where a customer will place an order with us and then we will transfer the order and shipment details to either the manufacturer or a wholesaler, who will then ship the goods directly to the customer.  If we employ “drop shipping,” we have no effective means to ensure that these third parties will continue to perform these services to our satisfaction, in a manner satisfactory to our customers or on commercially reasonable terms. Our customers could become dissatisfied and cancel their orders or decline to make future purchases if these third parties fail to deliver products on a timely basis. If our customers become dissatisfied with the services provided by these third parties, our reputation and our brand could suffer.

We may become liable for collecting and paying more sales taxes, and other fees and penalties, which could have an adverse effect on our business.

We currently collect sales or other similar taxes only on the shipment of goods to customers in the state of Florida, which is the only U.S. state where we have a physical presence.  To the extent we are not subject to certain tax obligations, we enjoy a competitive advantage to the extent our competitors are subject to those obligations.  Several states have enacted, and a number of states and the U.S. Congress have been considering, various initiatives that could impose broad sales and use tax collection obligations on Internet retailers. Federal, state and local governments could accelerate efforts to pass Internet sales tax initiatives in response to pressure to make up budgetary shortfalls resulting from recessionary economic conditions and the failure to collect sales and use taxes on Internet purchases under current self-assessment regimes. Any of these initiatives would increase total costs to our customers, which could adversely affect our net sales. We are closely monitoring developments in this area.  If we fail to collect and remit or pay required sales, income or other taxes in a jurisdiction, or qualify or  register to do business in a jurisdiction that requires us to do so or if we have failed to do so in the past, we could face material liabilities for taxes, fees, interest and penalties.  If various jurisdictions impose new tax obligations on our business activities, our net sales and net income in those jurisdictions could decrease significantly, which could harm our financial results.

Our reputation could be damaged or we could be liable if our customer data security is breached.

If third parties, such as hackers, are able to circumvent our network security and penetrate our technology systems, or if we lose, misuse, misplace or provide third parties with improper access to the personal or credit card information of our customers, we could be subject to significant liability. This liability could include claims for unauthorized credit card purchases, identity theft or other similar fraud claims. This liability could also include claims for other misuses of personal information, such as engaging in unauthorized marketing activities. These claims could result in investigations, litigation, fines and penalties. Remediation of and liability for loss or misappropriation of customer or employee personal information could have a material adverse effect on our business and financial results. We could incur additional expenses if new regulations regarding the use and protection of personal information are introduced or if government agencies, such as the Federal Trade Commission, or state agencies investigate our privacy practices and find them to be deficient. We rely on encryption and authentication technology licensed from third parties to secure transmission of confidential information such as customer credit card numbers. Advances in technology, the expertise of hackers, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that we use to protect customer and employee information. Significant capital investment and other resources may be required to protect against such security breaches or alleviate problems caused by such breaches. We cannot guarantee that our current or future security measures will prevent security breaches. Failures to prevent such security breaches may harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Credit card fraud could adversely affect our business.

We do not carry insurance against the risk of credit card fraud, so the failure to adequately control fraudulent credit card transactions could reduce our net revenues and our gross margin.  We anticipate implementing technology to help us detect the fraudulent use of credit card information.  Currently we use a shopping cart which helps protect transactions on a secure server.  We also use Authorize.net which uses secure servers to deliver our customers financial information to our Merchant Processor/Bank and they also verify customer’s information and approve the transaction.  Additionally our website is protected by McAfee Secure which monitors the website daily for consumer protection.  This does not guarantee however that we will avoid in the future suffering losses as a result of orders placed with fraudulent credit card data even though the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions because we do not obtain a cardholder's signature. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, results of operation or financial condition.

We face intense competition and operate in an industry with limited barriers to entry, and most of our competitors are better positioned than we are.

The e-commerce market is rapidly evolving and intensely competitive with limited barriers to entry. Our primary competition will likely be internet retailers such as Woot.com, dealofday.com, ebay.com, and other similar “deal of the day” websites.  Our competitors also could likely include established internet retailers such as hiSunglasses.com, eyesave.com, Overstock, Bluefly, and Amazon.com, and internet auction websites such as eBay and Bidz, and traditional brick and mortar discount retail chains like Marshalls, TJMaxx and Ross.  Many of our potential online and brick-and-mortar competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do. In addition, our competitors have used and may continue to use aggressive pricing or promotional strategies, have stronger supplier relationships with more favorable terms and inventory allocation and devote substantially greater resources to website and system development than we do.  We expect competition will intensify in the future as e-commerce continues to grow worldwide. Increased competition may result in reduced operating margins, reduced profitability, loss of market share and diminished brand recognition.  These and other competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

A significant number of merchandise returns could harm our business, financial condition and results of operations.

Our current return policy allows our customers to return to us most items purchased within 30 days after the customer receives the product for a 100% refund of the merchandise price, not including shipping fees.  Our ability to handle a large volume of returns is unproven. In addition, any policies intended to reduce the number of product returns may result in customer dissatisfaction and fewer return customers. If merchandise returns are significant, our business, financial condition and results of operations could be harmed.

Our wide variety of accepted payment methods subjects us to third-party payment processing-related risks.

We accept payments using a variety of methods, including credit cards and Paypal. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and incidents of fraud. For certain payment methods, including credit, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We rely on third parties to provide payment processing services, including the processing of credit cards,. If these companies become unwilling or unable to provide these services to us, our business could be disrupted. We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit card payments from our customers, process electronic funds transfers or facilitate other types of online payments, and our business and operating results could be adversely affected.

We may be subject to intellectual property infringement and other claims, disputes or litigation.

In the future, third parties may assert allegations and claims of intellectual property infringement against us. Any such claims, disputes or litigation, even if resolved in our favor, could be time-consuming and costly, and could divert our management’s efforts from growing our business. Uncertainties resulting from the initiation and continuation of any litigation could harm our operations. If any parties prevail in certain intellectual property rights claims, we may be required to pay significant licensing fees, damages and attorney’s fees, and may even be liable for treble or punitive damages if we are found to have willfully infringed third parties’ proprietary rights.  We have not been made the subject of any such claims as of the date of this prospectus.

Our business may be harmed if we sell pirated, counterfeit, illegal or “gray market” items.

While we have not received any such communications to date, we may receive in the future, communications alleging that certain items sold through our website infringe third-party patents, copyrights, trademarks and trade names or other intellectual property rights, or may be “gray market” or counterfeit products.  These and future claims could increase our cost of doing business as a result of legal expenses, adverse judgments or settlements, and reputational harm, and require us to change our business practices in a way that would be less efficient and more costly. In addition, key manufacturers and vendors, for instance, may be less likely to offer us favorable terms or authorization to carry their products if we sell products of theirs, purchased on the “gray market.”  We currently do not have any insurance to cover the types of claims that could be asserted in such litigation or in legal or administrative actions initiated by customers of such products, or by government agencies. If a claim were brought against us successfully, it could expose us to significant liability, which could have a material adverse effect on our business and operations.

We may be subject to product liability claims that could be costly and time consuming.

We sell products manufactured by third parties on our websites, some of which may be defectively designed or manufactured. If any product that we sell were to cause physical injury or injury to property, an injured party could bring claims against us as the retailer of the product.  We currently do not have any insurance to cover the types of claims that could be asserted in such litigation.  If a successful claim were brought against us, it could adversely affect our operating results and financial condition. Even unsuccessful claims could result in the expenditure of funds and management time in defending them and could have a negative impact on our reputation.

Our website could become obsolete if we fail to operate it in line with customer preferences and the latest technological standards.

Our internet retail website, www.dailyshades.com, requires substantial development and maintenance efforts. To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our websites. The internet and the e-commerce industry are characterized by rapid technological change, the emergence of new industry standards and practices, and changes in customer requirements and preferences. Therefore, we may be required to license technologies, enhance our existing website, develop new services and technology that address the increasingly sophisticated and varied needs of our current and prospective customers and adapt to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. There can be no assurance that any technology licenses will be available on commercially reasonable terms. Substantial investments will be required to remain technologically competitive and our failure to do so may harm our business and results of operations.

As a development stage company, we will likely issue shares of our common stock, or options or warrants to purchase shares of common stock, to certain employees and consultants for services rendered to us. Our issuance of additional common stock, or options or warrants to purchase shares of common stock, would dilute your proportionate ownership and voting rights.

Our board of directors may generally issue shares of common stock, or options or warrants to purchase shares of our common stock, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. As a development stage company, we will likely issue shares of our common stock, or options or warrants to purchase shares of our commons stock, to certain employees and consultants as compensatory grants in connection with their services rendered to us. Our issuance of additional common stock, or options or warrants to purchase those shares, to employees and consultants as compensation would dilute your proportionate ownership and voting rights.

We are dependent on key personnel and need to hire additional qualified personnel. Were we to lose our directors and officers, we would be forced to expend significant time and money in the pursuit of replacements, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of Mr. Sean Lyons, our President, Secretary, and member of the Board of Directors, and Mr. Jesus Diaz, our Chief Financial Officer and member of the Board of Directors.  The loss of any of these officer’s services could have a material adverse affect on the business, results of operations and our financial condition.  Our future success also depends on our continuing ability to attract and retain highly qualified information-technology and managerial personnel. We do not carry key person life insurance on either of our senior management personnel.  Mr. Lyons and Mr. Diaz are also both involved in other business activities in addition to their management role with our company.  As such, they may not be able to devote sufficient time to our business affairs, which may negatively impact our ability to market and conduct our current operations. Mr. Lyons and Mr. Diaz currently spend approximately 25% and 5%, respectively, of their working hours with us.  When and if our business increases, Mr. Lyons and Mr. Diaz intend to increase the number of working hours spent with us, on an as needed basis. Ultimately, Mr. Lyons and Mr. Diaz could devote a majority of their work time to managing our operations.

Risk Factors Related to Our Stock.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of a registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. As of the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

The market price for our common shares, if listed, is likely to be highly volatile given our status as a relatively unknown development stage company, limited operating history, and lack of revenues or profits to date, which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price which will prevail in the trading market, if a trading market is ever established. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors. First, if our common stock is listed, we will likely have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders. In addition, if listed, our common shares will likely be sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and the uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources from operations. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; development of a successful marketing program; acceptance of our services; government regulations and approvals; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.

If our shares become quoted on the OTC Bulletin Board, our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

State Securities Laws may limit the ability of purchasers to re-sell their shares.

Under the securities laws of some states, securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Since one shareholder currently beneficially owns the majority of our outstanding common shares, this shareholder will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders. This concentration of ownership could discourage or prevent a potential takeover of our Company which might otherwise result in you receiving a premium over the market price for your common shares.

Our principal shareholder owns a majority of our outstanding common shares.  As of June 30, 2010, Sean M. Lyons beneficially owned or controlled 20,000,000 shares of our common stock, representing 85% of our outstanding shares of common stock.  Further, Mr. Lyons will own more than 50% of our outstanding shares of common stock after the offering.  By virtue of his shareholdings, our principal shareholder will be able to elect members of our board of directors, control our management and affairs and cause or prevent corporate transactions such as mergers, consolidation or the sale of all or substantially all of our assets. The interests of our principal shareholder may differ from that of other shareholders, with the result that our principal shareholder may cause us to enter into transactions that may not be viewed as favorable to our other shareholders.

There are no foreseeable dividends on our common shares.

We do not anticipate paying any dividends on our common shares in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights. Our issuance of preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights which could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our Company which might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled, under our articles of incorporation, to issue up to 100,000,000 common shares and 10,000,000 preferred shares.  After taking into consideration our outstanding shares of capital stock as of June 30, 2010, we are entitled to issue up to 76,471,000 additional common shares and 10,000,000 shares of preferred stock.  Our board may generally issue those common shares and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot give you any assurance that we will not issue additional common shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

You will experience immediate dilution if you purchase shares in this offering.

If you purchase shares in this offering, you will experience immediate dilution because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire.  This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased their shares.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act (“Rule 144”), subject to certain requirements.  In general, under Rule 144, unaffiliated stockholders (or stockholders whose shares are aggregated) who have satisfied a six month holding period may sell shares of our common stock, so long as we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12-month period preceding such sale.  Once a period of six months has elapsed since the date the common stock was acquired from us or from an affiliate of ours, unaffiliated stockholders can freely sell shares of our common stock.  Twelve months after acquiring shares from us or an affiliate, unaffiliated stockholders can freely sell their shares without any restriction or requirement that we are current in our SEC filings.   Any substantial sale of common stock pursuant to Rule 144 may have an adverse affect on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements,” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward looking statement, you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

•	whether or not a market for our products and services develop and, if a market develops, the pace at which it develops;

•	our ability to successfully sell our products and services if a market develops;

•	our ability to attract the qualified personnel to implement our growth strategies;

•	our ability to develop sales and marketing capabilities;

•	the accuracy of our estimates and projections;

•	our ability to fund our short-term and long-term financing needs;

•	changes in our business plan and corporate strategies; and

•	other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this prospectus, as well as other public reports filed with the SEC.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

Public Offering

We estimate that the net proceeds to us from the sale of common stock in this offering, assuming gross proceeds of $1,000,000 (which is the amount of gross proceeds received if the offering is fully subscribed), will be approximately $950,000, after deducting estimated expenses of this offering (this does not include any placement agent fees).  We may not be successful in selling any or all of the securities offered hereby.  As there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We expect to use any proceeds received from the offering for:

•	Advertising, social media, and search engine optimization (“SEO”) services;

•	Acquisition of inventory;

•	Website maintenance and enhancement; and

•	General working capital needs.

Even if we sell all of the common stock subject to this offering on favorable terms, of which there can be no assurance, we will still need to obtain additional financing in the future in order to fully implement our business plan.  We may seek to raise this additional capital through the public or private sale of our equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. We currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and fully implement the initial phase of our business plan.  We will have significant discretion in the use of any net proceeds.  Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the common stock.

We anticipate that the net proceeds obtained from this offering will be used to fund the following initiatives in order of priority:

Advertising	$300,000
Social Media/Blogging	$200,000
SEO development	$150,000
Inventory	$75,000
Website Maintenance/Enhancement	$100,000
General Working Capital	$125,000
Maximum Net Proceeds of the Offering	$950,000

We may invest the net proceeds received from this offering temporarily until we use them for their stated purpose.

Offering by Selling Security Holders

We will not receive any of the proceeds from the sale of the common stock by the selling security holders named in this prospectus.  All proceeds from the sale of the common stock will be paid directly to the selling security holders.

DETERMINATION OF OFFERING PRICE

Public Offering

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share.  There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

Offering by Selling Security Holders

The selling security holders will sell their common stock at the price of $0.25 per share, until our common stock is quoted on the Over The Counter Bulletin Board (the “OTCBB”) or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market.  If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares offered by the selling security holders that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling security holders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling security holders named in this prospectus.  Although we anticipate the trading of our common stock on the OTCBB, there can be no assurances that our common stock will be approved for trading on the OTCBB, or any other trading exchange.  The OTCBB operates as a dealer system.  As a result, all securities being quoted on the OTCBB must be sponsored by a participating market maker that registers the security by completing a Form 211 unless an exemption applies.  The market maker must submit a Form 211 to the FINRA OTC Compliance Unit along with two copies of the required issuer information prior to publication of a quote on the OTCBB.  Once cleared, Nasdaq Market Data Integrity will notify the market maker that it has been registered in the security and may enter a quote.  There can be no assurances that our common stock will be approved to trade on the OTCBB, or any other exchange.

DILUTION

We currently have 23,529,000 shares of common stock issued and outstanding.  Of the 23,529,000 shares of common stock issued and outstanding, (i) 20,000,000 shares of common stock were issued to Sean M. Lyons, our President, in connection with our organization and development of our business plan at $0.0001 per share for total proceeds of $2,000 (the “Founder’s Shares”), (ii) 3,000,000 shares of common stock were sold to four investors at $0.01 per share for total proceeds of $30,000 (the “2009 Investors”), and (iii) 310,000 shares of common stock were issued to various consultants as compensation for services rendered.  See Recent Sales of Unregistered Securities described on pages 44-46 of this Registration Statement.

In 2010, we completed an offering of 219,000 shares of our common stock at a price of $0.25 per share to 25 investors, for total proceeds of approximately $54,750 (the “2010 Investors”).  See 2010 Common Stock Offering described on page 46 of this Registration Statement.

As a result, there is a substantial disparity between the effective cash cost for the Founder’s Shares and the shares acquired by the 2009 Investors, and the effective cash cost to (i) the investors that purchased shares in connection with the 2010 Common Stock Offering, and (ii) to the purchasers of the common stock in this offering.

The discussion below summarizes the dilution that will be experienced by purchasers in this offering, assuming that all of the shares offered for sale in this offering are sold. The dilution analysis presented below only considers the cash contributions for the Founder’s Shares and the shares acquired by the 2009 Investors and does not take into consideration the 310,000 shares of common stock issued for services.  Purchasers may incur significant dilution in the net book value of the acquired shares, due to the fact that our Founders’ Shares were issued for nominal cash and consideration consisting primarily of our founder’s contribution of services associated with our formation and that our 2009 shares were sold at a substantially lower price per share.

Effect on Existing Stockholders (Founder’s Shares, 2009 Investors and 2010 Investors) assuming offering is fully subscribed1,2:

Price per share (Founders’ Shares) (20,000,000 shares)	$0.0001
Price per share (2009 Investors) (3,000,000 shares)	$0.0100
Price per share (2010 Investors) (219,000)	$0.2500
Net tangible book value per share before offering:	$0.0040
Net tangible book value per share after offering (assuming offering is fully subscribed)	$0.0400
Potential gain to existing investors (Founder’s Shares, 2009 Investors and 2010 Investors) in net tangible book value per share.	900%
Number of shares outstanding before the offering	23,529,000
Number of shares outstanding after the offering (assuming offering is fully subscribed)	27,529,000

Effect on purchasers of shares of our common stock in this offering assuming offering is fully subscribed1:

Price per share	$0.25
Dilution per share	$0.21
Net tangible book value per share after offering (assuming offering is fully subscribed)	$0.04

Aggregate purchase price	$1,000,000
Percentage of capital contributions by existing shareholders	8.00%
Percentage of capital contribution by new investors	92.00%

1 Assumes sale of 4,000,000 shares of common stock by the Company in this offering.
2 This does not include 310,000 shares of common stock that were issued to various consultants as compensation for services rendered.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock by the selling security holders as of June 30, 2010.  The table further sets forth (i) the name of each selling security holder who is offering the resale of shares of common stock, (ii) the number of shares of common stock that may be sold in this offering; (iii) the number of shares of common stock to be beneficially owned by each selling security holder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling security holder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling security holder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling security holder.  The percentage of beneficial ownership reported in the following table is based upon 23,529,000 shares of our common stock which were outstanding on June 30, 2010.  Except as noted below, none of the selling security holders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

TABLE OF SELLING SECURITY HOLDERS

	Securities Owned By Selling Security Holders Prior to Offering(1,2)		Securities Being Offered By Selling Security Holders		Securities Beneficially Owned By Selling Security Holders After the Offering (3)
Name of Selling Security Holder	Common Stock (direct ownership)	Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership)	Common Stock (direct ownership)	Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership)	Common Stock to be Beneficially Owned After Offering	Percentage Assuming All Shares Offered are Sold
	(a)	(b)	(c)	(d)	(e)	(f)
Total CFO, LLC[4]	50,000		16,665		33,335	*
Tyler Ryan Group, LLC[5]	40,000		13,332		26,668	*
Ron Rule, Jr.	10,000		3,333		6,667	*
Natalie Collins[6]	600,000		199,980		400,020	1.7%
Richard J. Diamond	900,000		299,970		600,030	2.6%
D. Jerry Diamond	400,000		133,320		266,680	1.1%
Marilyn Phillips	1,100,000		366,630		733,370	3.1%
Huguette Nelson	2,000		667		1,333	*
Phillip Humphrey	10,000		3,333		6,667	*
Lynn Jondro	4,000		1,333		2,667	*
Tonya Phillips	10,000		3,333		6,667	*
Oscar Rodriguez	4,000		1,333		2,667	*
Ricky Howe	2,000		667		1,333	*
Mark Humphrey	4,000		1,333		2,667	*
Mike Alexander	4,000		1,333		2,667	*
Raymond Hulse	4,000		1,333		2,667	*
Paul Melton	10,000		3,333		6,667	*
Jim Beck	20,000		6,666		13,334	*
Curtis Emily	20,000		6,666		13,334	*
Brendon Rennert	20,000		6,666		13,334	*
Charles Yawn	1,000		333		667	*
Shannon Andrews	4,000		1,333		2,667	*
Brandon Powell	6,000		2,000		4,000	*
Craig Beck	20,000		6,666		13,334	*
Jason Post	4,000		1,333		2,667	*
Joseph J. Jacob	8,000		2,666		5,334	*
Jay Shafer	25,000		8,333		16,667	*
Mike Lambermont	4,000		1,333		2,667	*
Marie Jansik	1,000		333		667	*
Andre Salazar	20,000		6,666		13,334	*
TOTAL	3,307,000		1,102,222		2,204,778
*      Less than 1%

1.
The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares as to which the selling security holder has the right to acquire within sixty (60) days.

2.	The percentage of beneficial ownership reported in the table is based upon 23,529,000 shares of our common stock which were outstanding on June 30, 2010.
3.	Assumes all shares registered on this prospectus for resale by the selling security holders are sold.

4.
Represents shares issued in exchange for consulting services performed by Tyler Ryan Group, LLC. Tyler Ryan has sole voting and dispositive control over the securities of Shades Holdings, Inc. owned by Tyler Ryan Group, LLC.  Mr. Ryan disclaims beneficial ownership of the securities of Shades Holdings, Inc. owned by Tyler Ryan Group, LLC, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.  Ryan Ford, a member of our board of directors, owns 15% of Tyler Ryan Group, LLC.  Mr. Ford disclaims beneficial ownership of the securities of Shades Holdings, Inc. owned by Tyler Ryan Group, LLC, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

5.
Represents shares issued in exchange for consulting services performed by Total CFO, LLC. Dale Philips has voting and dispositive control over the securities of Shades Holdings, Inc. owned by Total CFO, LLC.  Mr. Philips disclaims beneficial ownership of the securities of Shades Holdings, Inc. owned by Total CFO, LLC, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

6.
Natalie Collins owns 50% of Total CFO, LLC.  Ms. Collins disclaims beneficial ownership of the securities of Shades Holdings, Inc. owned by Total CFO, LLC, except to the extent of her pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

PLAN OF DISTRIBUTION

Public Offering

We are offering up to 4,000,000 shares of our common stock through our directors and executive officers on a “best efforts” basis.  There is no minimum number of shares that must be sold in this offering prior to us closing on the funds.  We intend to continue the offering until all of the shares of common stock are sold or, if earlier, until the expiration of 180 days from the date of this prospectus, subject to our reservation of the right to extend such offering period for up to an additional 180 days thereafter.  There is no arrangement to place funds in an escrow, trust, or similar account and all proceeds will be paid directly to us.

Our common stock is not being sold through commissioned sales agents or underwriters; however, we reserve the right to engage a licensed broker-dealer as our placement agent.  If we engage a placement agent, the placement agent will not purchase the securities offered by us, and is not required to sell any specific number or dollar amount of shares, but will assist us in this offering on a “best efforts” basis.  The placement agent may engage selected dealers to assist in the placement of common stock.

If we retain a placement agent, we expect to pay the placement agent a cash fee equal to 7% of the gross proceeds of the offering of securities by us, as well as “placement agent warrants” to purchase shares of our common stock equal to 7% of the aggregate number of shares of common stock sold in the offering.  The placement agent warrants will have a term of five years from a closing of the sale of shares and will otherwise comply with FINRA Rule 5110.  Further, the placement agent warrant will comply with FINRA Rule 5110(g)(1) in that for a period of 180 days after the issuance date of the placement agent warrant (which shall not be earlier than the closing date of this offering), neither the placement agent warrant nor any shares of our common stock issued upon exercise of the placement agent warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which this prospectus is a part or commencement of sales of the offering pursuant to which the placement agent warrant are being issued, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•
to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of securities of the Company held by either placement agent or related person do not exceed 1% of the securities being offered;

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Any placement agent warrants will likely have piggyback registration rights with respect to the shares of common stock underlying the placement agent warrant. In addition, the warrants will likely have a cashless exercise right.

If we retain a placement agent we are obligated to file a post-effective amendment to this registration statement disclosing such arrangement.

Offering by Selling Security Holders

Timing of Sales

The selling security holders may offer and sell the shares of common stock covered by this prospectus at various times.  The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Agreements to Resell the Shares

No selling security holder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling security holders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the Over The Counter Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the selling security holders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling security holders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system.  To date, no actions have been taken to list our shares of common stock on any national exchange or to qualify our common stock for trading on any electronic quotation system.  If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling security holder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling security holders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling security holders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with re-sales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling security holders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Regulation M

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock.  In particular, we will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act will apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling security holder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling security holder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $50,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES
General

As of June 30, 2010, the Company had 23,529,000 shares of common stock outstanding, and no shares of preferred stock outstanding.  The following description of the Company's capital stock is a summary and is qualified by the provisions of the Company's Articles of Incorporation and Bylaws, a copy of which are exhibits to the registration statement, of which this prospectus is a part.  Our shares of common stock were held by 35 stockholders of record as of the date hereof.

Common Stock

The Company has 100,000,000 authorized shares of common stock.  Holders of the Company's common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one-half of the Company's outstanding shares of common stock can elect all of the Company's directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon the Company's liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and non assessable.  In the event the Company were to elect to sell additional shares of common stock, holders of our common stock would have no right to purchase additional shares. As a result, the common stockholders’ percentage equity interest would be diluted.

The issued and outstanding shares of the Company's common stock are fully paid and not liable for further call and assessment. Except as otherwise permitted by Florida law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

The par value of the common stock is $0.0001.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock.  The Company may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financing, or other matters, as the Board of Directors deems appropriate. In the event that the Company determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Florida Secretary of State. The effect of this preferred stock designation power is that the Company’s Board of Directors alone, subject to federal securities laws, applicable blue sky laws, and Florida law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the Company’s stockholders, and may adversely affect the voting and other rights of the holders of the Company’s common stock.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others.  As of the date hereof, the Company has not issued any shares of preferred stock.

The par value of the preferred stock is $0.01.

Options, Warrants and Other Securities Convertible into Common Stock

As of June 30, 2010, the Company does not have any options, warrants or other securities outstanding that are convertible into common stock.

Anti-Takeover Provisions

The Florida Control Share Act (the "FCSA") generally provides that shares acquired in a control share acquisition will not possess any voting rights unless such voting rights are approved by a majority of the corporation's disinterested shareholders.  A "control share acquisition" is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares of a publicly held Florida corporation.  "Control shares" are shares which, except for the FCSA, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges:  (i) at least 20% but less than 33.33% of all voting power; (ii) at least 33.33% but less than a majority of all voting power; or (iii) a majority or more of all voting power.

Under the FCSA, a Florida corporation may expressly opt out of the application of the terms of the FCSA in its bylaws, in which case the shares acquired in a control share acquisition will automatically possess full voting rights without the requirement of the approval of a majority of the corporation's disinterested shareholders.  We have not opted out of the FCSA in our bylaws.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock of Shades Holdings, Inc. will be passed upon for Shades Holdings, Inc. by Bush Ross, P.A.  Bush Ross, P.A. currently owns 200,000 shares of our common stock.

The consolidated balance sheet of Shades Holdings, Inc. as of December 31, 2009 and the consolidated statements of operations, cash flows, and stockholders’ equity for the period from November 23, 2009 (inception) to December 31, 2009, and included in the registration statement on Form S-1, of which this prospectus forms a part, have been included herein in reliance on the reports of Meeks International, LLC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

DESCRIPTION OF THE COMPANY’S BUSINESS

General

We are an online retailer of discount sunglasses incorporated under the laws of Florida on November 23, 2009.   We are a development stage company and have recently commenced our business operations.  From our inception on November 23, 2009 through March 31, 2010, we incurred a cumulative loss of $17,266 and have only generated nominal revenues from our business operations.

We offer and sell high quality, name brand sunglasses to our customers through our wholly owned subsidiary, Daily Shades, Inc.  We offer recognized designer brand sunglasses, such as Armani®, Prada®, Versace®, Ray Ban® and Gucci®, at discounts of up to 70% of the manufacturer’s suggested retail price.  Sunglasses available through our bargain bin are typically offered a discount prices as well.   Our products are offered and sold through our website at www.dailyshades.com and we intend to continue offering our products only through our website.  We currently offer a different pair of sunglasses each day to our customers through our website.  We generally offer our sunglasses for a limited period of time and present the offer as a “daily deal” on our website.  Each day our quantities vary so our customers do not know how many pairs of sunglasses we will have of a particular model.  We also offer single models, old models and slightly damaged models in our “bargain bin.”

We anticipate generating revenue streams from the sale of our products to our customers and the sale of advertising space on our website to other companies.  To date, our operations have been limited and we have only earned $1,487 in revenues from the sale of our products.  We have earned less than $100 from the sale of advertising space on our website.

In order for our business model to be successful, we must acquire, convert and retain customers while developing the processes, methods and infrastructure necessary to do so efficiently and cost-effectively.  This requires specific competencies in creating a compelling online shopping experience, ensuring reliable and timely product fulfillment and providing superior customer service.
Our website and our products

Because online shoppers cannot touch or feel products, online retailers must find ways to supplant the physical shopping experience with a content-rich, user-friendly interface that makes it easy for shoppers to find, research and compare products, answer their questions and direct them toward a buying decision. Shoppers must also feel comfortable enough with the reliability and reputability of an online retailer to make a purchase online.  Many online retailers’ websites are clogged with needless information and products.  We have designed a website that we believe is simple and user friendly with a focus on our “daily deal.” Our website contains high quality pictures and detailed descriptions of all of our products and prominently features our “daily deal” product.  If customers desire to purchase one of our products, they simply click “Buy Now” and are taken to our checkout center.  We accept all major credit cards as well as PayPal and we believe the payment process is extremely easy.

We also sell advertisement space on our website.  To date, our sale of advertising space has generated de minimus revenues; however, we anticipate this will develop into a consistent and significant source of revenues for our business.

Product delivery

Delivering customer purchases quickly and efficiently is critical to our customer satisfaction.  We strive to exceed customer expectations by fulfilling orders rapidly and accurately. We generally utilize a “drop shipping” arrangement to deliver the products offered as our “daily deal.”  When we receive an order, we transfer the order and shipment details to either the manufacturer or a wholesaler, who then ships the goods directly to the customer.  In the instances where we ship the products to our customers directly, we utilize the United States Postal Service or UPS®, both of which use signature confirmation for delivery and arrive in two to three business days generally. These processes allow our customers to receive our products promptly and also allow us to minimize our overhead costs as we are not required to maintain inventory of our product.  The inventory we do carry is generally limited to single models, old models and slightly damaged models that we offer through our “bargain bin.”

Further, while other online retailers run the risk of running out of stock of a certain item, our customers generally understand that the items we offer are of a limited quantity.  Therefore, we do not believe our customer’s inability to order a certain product once it has been sold out will have a negative impact on that customer’s experience with our company.

We offer free shipping within the continental U.S.

Customer Service

A high level of customer service both during and after a transaction is essential to reduce new customer acquisition costs and to improve sales and margins from existing customers.  Our customers can contact us via telephone or email with any questions about our products or their specific orders.   Further, once our customers place an order, we provide our customers email notifications on the status of their order from the time the purchase is made through delivery.  Our standard return policy allows merchandise purchased on our websites to be returned within 30 days of the original invoice date for a full refund, less certain shipping expenses.  To date we have only had 1 product returned to us.

Marketing

We utilize various channels to market our products, including click-through based advertising on shopping comparison engines, targeted e-mails, display and banner advertisements on high-traffic portals, social networking via major social media sites, and onsite promotions on our websites.  We currently do not conduct any “offline” marketing activities.

Our primary marketing channels to date have been through the social networking sites Twitter (http://twitter.com/DailyShades) and Facebook.  We believe these social networking sites allow us to reach our target customer base.  We also have retained an outside marketing firm to assist us in enhancing and developing our website and to assist us with “search engine optimization.”  Search engine optimization is the practice of maximizing the volume or quality of traffic to a web site from search engines such as Google or Yahoo! via "natural" or un-paid search results.  In the future, we may also bid for specific keywords on search engine websites, such as Google and Yahoo! in order to receive optimum visibility in the displayed results when visitors browse for product on these sites.  We also anticipate entering into contracts with other online retailers to allow them to link to our “daily deal.”  We have been featured on several “deal of the day” websites which has generated traffic to our website.

Suppliers

We generally do not purchase inventory from our suppliers; rather, we typically negotiate an arrangement with our supplier to acquire the products at a fixed cost, which we do not incur until the item is sold.  However, there are limited instances where we purchase inventory such as greatly discounted models and carry that inventory from time to time.  We currently only have one contract with a supplier, Snazzy Buys, Inc., which is terminable by either party upon 30 days notice.   Our agreement with Snazzy Buys, Inc. provides that we will pay them 15% over their cost of goods for the merchandise we acquire from them.  It also contains a warranty that all products we acquire from Snazzy Buys are genuine and authentic products of the brands represented and are not counterfeit.  We pay Snazzy Buys monthly for the products we acquire from them.  If Snazzy Buy’s invoices are not satisfied timely, interest accrues at 1.5% per month on the outstanding amount.

While we will seek to establish supply channels with other manufacturers, retail chains, wholesalers and liquidators that have excess sunglass inventory, we do not anticipate entering into any contracts or arrangements with our suppliers that guarantee the availability of merchandise, or provide for the continuation of particular pricing or other practices, as this is atypical in our industry.  As such, our suppliers may cease selling us inventory on current terms or entirely, and, if the terms are changed, we may not be able to establish new supply relationships on similar or better terms.

Technology

Our technology systems are a critical component of our success and are designed to enhance efficiency and scalability.  As noted above, our website provides product descriptions, search and ordering functionalities and product reviews. We utilize secure encryption technology to send and receive confidential financial information during the transaction process.  Online fraud is a constant threat to security and reliability of e-commerce retailers. We work with third-party vendors to assist us in monitoring our network security devices and to secure our online payment systems.  We have developed and deployed a scalable back office platform that allows us to monitor transactions and changes to financial data as well as provide our management with daily updates.  We utilize third-party applications for accepting and validating customer orders, placing and tracking orders with suppliers, managing inventory and assigning it to customer orders and ensuring proper shipment of products to customers.

Competition

The e-commerce market is rapidly evolving and intensely competitive with limited barriers to entry.   The internet’s development into a significant global medium for communication, content and commerce has led to substantial growth in online shopping.  According to the Forrester Research report, “U.S. eCommerce Forecast, 2008 to 2013,” published February 2, 2009, the U.S. e-commerce market was $141.3 billion in 2008 and is expected to grow to $229.1 billion in 2013, representing a 10.1% compound annual growth rate. In addition, Forrester predicts that online retail sales will grow from 5% of total retail sales in 2008 to 8% of total retail sales by 2013.  We expect that our primary competition will come from internet retailers such as Woot.com, ebay.com and other “deal of the day” websites.  Our competitors will also include established internet retailers such as hiSunglasses.com, eyesave.com, Overstock, Bluefly, and Amazon, internet auction websites such as eBay and Bidz, and traditional discount retail chains like Marshalls, TJMaxx and Ross.  Competitors can enter our market with little difficulty and can launch competing website locations with relatively low costs.  Many of our potential online and brick-and-mortar competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do.  In addition, our competitors have used and may continue to use aggressive pricing or promotional strategies, have stronger supplier relationships with more favorable terms and inventory allocation and devote substantially greater resources to website and system development than we do.  We expect competition will intensify in the future as e-commerce continues to grow worldwide. Increased competition may result in reduced operating margins, reduced profitability, loss of market share and diminished brand recognition.

Growth Strategy

Our plan is to be one of the internet’s premiere discount sunglass retailers with our “daily deal.”  To accomplish this, we must acquire, convert and retain customers while developing the processes, methods and infrastructure necessary to do so efficiently and cost-effectively.  This requires specific competencies in creating a compelling online shopping experience, ensuring reliable and timely product fulfillment and providing superior customer service.  If we are successful in establishing our sunglass segment, we will likely rollout additional “daily deal” sites for other clothing accessories such as hats, watches, shoes and other similar items.  We have acquired the website domain names of dailychrono.com, dailytote.com, dailylids.com, dailyflops.com, and dailysneaks.com.

Employees

Sean Lyons is our Chief Executive Officer and President.  Jesus Diaz is our Chief Financial Officer.  We have no other employees other than Messrs. Lyons and Diaz at this time.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 20711 Sterlington Drive, Land O’ Lakes, Florida 34638.  The space is provided at no charge by a related party.  In the future we will need to obtain warehouse space and office space if business increases.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We currently plan to have our common stock quoted on the Over The Counter Bulletin Board (the “OTCBB”), subject to the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders

As of June 30, 2010, there were 35 registered holders or persons otherwise entitled to hold our common stock.

Outstanding Options, Warrants and Convertible Securities

As of June 30, 2010, the Company did not have any options, warrants or other securities outstanding that are convertible into common stock.

Rule 144 Shares

Pursuant to Rule 144, after satisfying a six month holding period: (a) affiliated stockholders (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (b) non-affiliated stockholders may sell without such limitations, provided we have “current public information” available (as such term is defined in Rule 144).  Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction.

We currently do not have current public information available about our Company.  As such, only non-affiliates that have satisfied a one year holding period can sell our common stock pursuant to Rule 144.  As of the date of this prospectus, none of our shares of common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Act.

Dividends

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion and development of our business.  Any future determination to pay cash dividends will be at the sole discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors, as our Board of Directors may deem relevant at that time. Our Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the common stock as to the payment of dividends.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any equity compensation plans.

FINANCIAL STATEMENTS

Shades Holdings Inc.
(A Development Stage Company)
Index To Consolidated Financial Statements

Table of Contents	Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet December 31, 2010 and March 31, 2010 (Unaudited)	F-3

Consolidated Statement of Operations For The Period From November 23, 2009 (Inception) To December 31, 2009 and For The Three Months Ended March 31, 2010 (Unaudited)	F-4

Consolidated Statement of Stockholders' Equity For The Period From November 23, 2009 (Inception) To December 31, 2009 and March 31, 2010 (Unaudited)	F-5

Consolidated Statement of Cash Flows For The Period From November 23, 2009 (Inception) To December 31, 2009 And For The Three Months Ended March 31, 2010 (Unaudited)	F-6

Notes To The Consolidated Financial Statements	F-7

REPORT OF MEEKS INTERNATIONAL, LLC, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Shades Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Shades Holdings, Inc. as of December 31, 2009 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from November 23, 2009 (date of inception) through December 31, 2009. Shades Holding’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shades Holdings, Inc. as of December 31, 2009, and the consolidated results of its operations and its cash flows for the period from November 23, 2009 through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements and discussed in Note 2 of the accompanying consolidated financial statements, the Company has incurred losses from operations since inception and is dependent on additional sources of financing for continuation of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

/s/ Meeks International, LLC

Tampa, Florida
June 29, 2010

Shades Holdings Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$19,233	$19,950
Prepaid Expenses	89,017	80,890
Total current assets	108,250	100,840

Website-Net	2,750	3,000
Total assets	$111,000	$103,840

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts Payable	$8	$1,712
Accrued Expenses	1,615	0
Total current liabilities	1,623	1,712

Stockholders' Equity (Deficit):
Preferred stock, $0.01 par value;
10,000,000 shares authorized, none designated or issued	-	-

Common stock, $0.0001 par value;
100,000,000 shares authorized;23,392,000 and 23,310,000 shares
issued and outstanding, respectively	2,339	2,331

Additional paid in capital	124,304	103,812
Deficit accumulated during development stage	(17,266)	(4,015)
Total stockholders' equity	109,377	102,128

Total liabilities and shareholders' equity	$111,000	$103,840

See Notes To Consolidated Financial Statements

Shades Holdings Inc.
(A Development Stage Company)
Consolidated Statement of Operations

	For The Three Month Period Ended March 31, 2010	For The Period From November 23, 2009 (Date of Inception) To December 31, 2009	For The Period From November 23, 2009 (Date of Inception) To March 31, 2010
	(Unaudited)		(Unaudited)

Revenue	$418	$-	$418
Cost of goods sold	91	-	91
Gross Profit	327	-	327
Selling and General Administrative	13,578	4,015	17,593

Net loss	$(13,251)	$(4,015)	$(17,266)
Basic and diluted loss per share	$-	$-

Weighted average shares outstanding
basic and diluted	23,317,689	22,228,421

See Notes To Consolidated Financial Statements

Shades Holdings Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity

							Deficit
							Accumulated
	Preferred Stock		Common Stock			Additional	During
	Shares	Amount	Shares		Amount	Paid in Capital	Development	Total

Balance, Nov 23, 2009 (Inception):
Issuance of common stock to founder and president valued at $0.0001 per share	$-	$-	20,000,000		$2,000	$-	$-	$2,000
Issue shares of common stock for services for $0.25 per share	-	-	310,000		31	77,469		77,500
Issue shares of common stock for $0.01 per share, net	-	-	3,000,000		300	26,343		26,643
Net loss for December 31, 2009	-	-	-	#	-	-	(4,015)	(4,015)

Balance at December 31, 2009	-	-	23,310,000		2,331	103,812	(4,015)	102,128
Issue of common stock for $0.25 per share	-	-	82,000		8	20,492		20,500
Net loss	-	-					(13,251)	(13,251)

Balance at March 31, 2010 (unaudited)	-	$-	23,392,000		$2,339	$124,304	$(17,266)	$109,377

See Notes To Consolidated Financial Statement

Shades Holdings Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows

	For The Three Month	November 23, 2009	November 23, 2009
	Period Ended	(Inception)	( Inception)
	March 31, 2010	To December 31, 2009	To March 31, 2010
	(unaudited)		(unaudited)
Cash flows from operating activities:

Net loss	$(13,251)	$(4,015)	$(17,266)
Adjustments to reconcile net loss to net cash
used in operating activities:
Issuance of common stock for services	-	1,875	1,875
Amortization	250	-	250
Changes in operating assets and liabilities:
Prepaid expenses	(8,127)	(5,265)	(13,392)
Accounts payable	(1,704)	1,712	8
Accrued Expenses	1,615	-	1,615
Net cash used in operating activities	(21,217)	(5,693)	(26,910)

Cash flows from investing activities:

Intangible Assets: Purchase	-	(3,000)	(3,000)
Net cash used for investing activities	-	(3,000)	(3,000)

Cash flows from financing activities:
Cash received from issuance of common stock	20,500	32,000	52,500
Cash paid for stock issuance costs	-	(3,357)	(3,357)
Net cash provided by financing activities	20,500	28,643	49,143

Net increase in cash and cash equivalents	(717)	19,950	19,233
Cash and cash equivalents at beginning of year	19,950	-	-

Cash and cash equivalents	$19,233	$19,950	$19,233

Supplemental disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosures for non-cash items:
Stock issued for future services	$-	$75,625	$75,625

See Notes To Consolidated Financial Statements

Shades Holdings Inc.
(A Development Stage Company)
Notes To Consolidated Financial Statements

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The Company – Shades Holdings Inc. (the Company) a developmental stage, was organized in Florida on November 23, 2009.  The Company is in the development stage as defined in the Accounting Standards Codification Topic 915.

Nature of Operations -   We are an internet sales company which, through our wholly owned subsidiary, Daily Shades, Inc., sells name brand sunglasses at up to 70% off manufactured suggested retail prices at our website www.dailyshades.com.  Our business strategy is focused on a “daily deal” that is a niche in the internet market place.

The Summary of Significant Accounting Policies (Note 3) is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

References to accounting principles generally accepted in the Unites States of America are to those standards promulgated and described in the Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board.

Unaudited Consolidated Financial Statements March 31, 2010 -  The accompanying unaudited consolidated financial statements as of and for the three months ended March 31, 2010 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all the information and footnotes required for complete financial statements. However, the unaudited consolidated financial information includes all adjustments which are, in the opinion of management, necessary to fairly present the consolidated financial position and the consolidated results of operations for the interim period presented. The operations for the three months ended March 31, 2010 are not necessarily indicative of the results for the  year ending December 31, 2010.

2. GOING CONCERN

The preparation of financial statements in accordance with accounting principles generally accepted in the United States contemplates that operations will be sustained for a reasonable period. However, we have incurred operating losses of $4,015 and $13,251 during the period ended December 31, 2009 and for the three months ended March 31, 2010 (unaudited), respectively.  Our revenues are minimal. In addition, during these periods, we used cash of $5,693 and $21,217 (unaudited), respectively, in our operating activities. Since our inception, we have been substantially dependent upon funds raised through the sale of common stock and the issuance of common stock for services. These conditions raise substantial doubt about our ability to continue as a going concern for a reasonable period.

Our ability to continue as a going concern for a reasonable period is dependent upon our ability to raise sufficient capital to implement our business plan and to generate profits sufficient to become financially viable. During the years ended December 31, 2009 and for the three months ended March 31, 2010 (unaudited), we raised $28,643 and$20,500, respectively, from the sale of common stock. We cannot give any assurances regarding the success of our current operations or our ability to raise adequate capital to finance our operations. Our consolidated financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The Company prepares the financial statements in accordance with generally accepted accounting principles of the United States of America and, accordingly, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation – Our consolidated financial statements include the accounts of Shades Holding Inc. and its wholly owned subsidiary, Daily Shades Inc. All significant intercompany accounts, profits and transactions have been eliminated in consolidation.

Impairment of Long-Lived Assets - In accordance with FASB Topic ASC 420 “Exit on Disposal Cost Obligations”, the Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets is considered impaired when the anticipated undiscounted cash flow from such assets is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Cash and Cash Equivalents—Cash equivalents are comprised of all highly liquid investments with maturity of three months or less when purchased.

Revenue Recognition — Revenue is recognized when  persuasive evidence of an arrangement exists, the product is shipped to a customer, the sales price is fixed or determinable and collectability is reasonably assured.  Estimated amounts for sales returns and allowances are recorded at the time of sale.

Inventories – Inventories consist of retail merchandise that is in its finished form and ready for sale to end-user customers. Inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold. Our inventories are acquired and carried for retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand.

Intangible assets – Website is recorded at cost and has a finite life.  The Website is amortized over the estimated periods of benefit of three years.

Earnings (Loss) Per Share - The Company uses the guidance set forth under FASB topic ASC 260, “Earnings Per Share” for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing loss by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if they would be anti-dilutive.  The company has no potentially dilutive securities at December 31, 2009 and March 31, 2010 (unaudited).

Fair Value of Financial Instruments - The Company carries cash and cash equivalents, and accounts payable and accrued expense at historical cost which approximates the fair value because of the short-term nature of these instruments.

Income Taxes - Income taxes are accounted for using the liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock Based Compensation - The Company uses the guidance set forth under FASB topic ASC 718 “Compensation – Stock Compensation” and Staff Accounting Bulletin 107 to measure its share based payments.  The Company issued shares of our common stock to non-employees in exchange for their services.  These non-employee services are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measureable. For share-based payment transactions with parties other than employees, we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.  Non-employee share based payments charged to prepaid expenses totaled $77,500 and $0 for the period ended December 31, 2009 and the three months ended March 31, 2010 (unaudited), respectively.  Expense incurred related to these services amounted to $1,875 and $6,875 for the period ended December 31, 2009 and for the three months ended March 31, 2010 (unaudited), respectively.

Recent Accounting Pronouncements— The Company does not expect the adoption of recent accounting pronouncements to have any material impact on its consolidated financial statements.

4. PREPAID EXPENSES

Prepaid expense consisted of the following:

	March 31, 2010	December 31, 2010
	(unaudited)
Legal services	$70,265	$55,265
Accounting services	8,334	11,458
Search engine optimization services	7,085	9,583
Information technology services	3,333	4,584
Total prepaid expenses	$89,017	$80,890

5. INTANGIBLE ASSETS

The Company’s intangible assets as of March 31, 2010 (unaudited) and December 31, 2009 are as follows:

	March 31, 2010	December 31, 20009
	(unaudited)
Website Development	$3,000	$3,000
Accumilated Amortization	(250)	-
Intangible Assets, Net	$2,750	$3,000

Unamortized intangible assets:

Estimated Amortization Expense:

	March 31, 2010	December 31, 2009
	(unaudited)
Nine months ended December 31, 2010	$750	$1,000
For the year ended December 31, 2011	1,000	1,000
For the year ended December 31, 2012	1,000	1,000
	$2,750	$3,000

6. EQUITY TRANSACTIONS

We have 100,000,000 authorized shares of common stock with a par value of $0.0001. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.  Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders.

We issued 20,310,000 shares of common stock upon formation on November 23, 2009 (date of inception).  We issued 20,000,000 shares to our President and director at par value for proceeds of $2,000 and the additional 310,000 shares were issued to vendors in exchange for future services, including legal services, accounting services, information technology services and search engine optimization services. See below for a description of each agreement.  We also sold 3,000,000 shares of our common stock at $0.01 per share to accredited investors and received $30,000 in proceeds.

Common Stock Issued for Services to Non-employees

On November 23, 2009 the Company entered into a one (1) year consulting agreement with Ryan Ford for web consultation on our website dailyshades.com.  In consideration for services performed the Company compensated Mr. Ford with 10,000 shares of common stock.

On December 17, 2009 the Company entered into a month to month consulting agreement with the Tyler Ryan Group to provide monthly work on content and social media content.  In consideration for the services preformed, the Company will compensate TRG at $500 a month plus a onetime payment of 40,000 shares of common stock.

On November 23, 2009 the Company entered into a one (1) year consulting agreement with Ron Rule for IT services on our website dailyshades.com.  In consideration for services performed the Company compensated Mr. Rule with 10,000 shares of common stock.

On November 23, 2009 we issued 200,000 shares of our common stock, valued at $0.25 per share, in exchange for legal services.

Shares issued to non-employees in exchange for services are valued at $0.25 per share based on recent sales of common stock at this price, negotiations with vendors and estimated fair value of services received.  These services are to be performed within a one year period.  Upon inception, the value of these shares was charged to prepaid expenses and is amortized over the life of the service agreement except for legal services related to our registration statement.  In total, we issued 310,000 shares of common stock valued at $77,500.  See Note 4 for the detail of related prepaid expenses.

7. INCOME TAXES

The components of the provision for income taxes are as follows:

The income tax provision consists of the following:
	March 31, 2010	December 31, 2009
(unaudited)
Current taxes	$-	$-
Deferred taxes	$-	$-
Provision for income taxes	$-	$-

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows.

December 31, 2009
Income tax at federal statutory rate	(34.00)%
State tax, net of federal effect	(3.96)%
Valuation allowance	37.96%
Effective rate	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income taxes are as follows:
	March 31, 2010	December 31, 2010
	(unaudited)
Net operating loss carry forwards	$6,554	$1,524
Valuation allowance	(6,554)	(1,524)
Deferred taxes	$-	$-

We had a net operating loss for the year ended December 31, 2009 and for the three months ended March 31, 2010.  We have provided no current income tax expense or benefit due to the losses incurred.  The net operating loss is $4,015 for the period from November 23, 2009 (date of inception) to December 31, 2009 and $17,266 since inception through March 31, 2010 (unaudited), which is available for carry forward.  The Company will elect to forgo the carry back, as this is the first year of operations, and will carry the net operating losses forward for up to twenty years.  The Company has provided a valuation allowance for the deferred tax benefit resulting from the net operating loss carryover.  The valuation allowance is being applied because of the limited operating history of the company and inability to predict taxable income going forward.  In addressing the potential impact of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income.

8.   COMPENSATION AGREEMENTS

Employment Compensation — We have not entered into an employment agreement or non-competition agreement with our President.  Our President is compensated $500 monthly for his services.

9.   RELATED PARTIES

On November 23, 2009, we issued 20,000,000 shares of our restricted common stock to Sean M. Lyons, our founder, at a share price of $.0001, for consideration of $2,000.  Mr. Lyons developed our business plan and founded the Company.

On December 10, 2009, a shareholder, who purchased 1,100,000 shares of our common stock valued at $0.01 per share, is currently a supplier of merchandise.  Our operations are limited and have not achieved operational status to date.  At December 31, 2009 and March 31, 2010 (unaudited), we had purchases from this supplier of $0 and $67, respectively.

Two shareholders are members of an accounting services organization that provide services to the Company and are related to the shareholder who provides merchandise to the Company.  During the period ended December 31, 2009, this service organization received 50,000 shares of our common stock valued at $0.25 per share or a total value of $12,500 in exchange for their accounting services charged to prepaid expense and amortized over a period of twelve months.

We do not own any real estate and do not intend to own real estate in the future.
We utilize space leased by a non-affiliated entity of our President on a rent free basis. If our business expands, we will likely need to lease office and/or warehouse space.

10.    SUBSEQUENT EVENTS

 On February 1, 2010, we distributed to potential investors a Private Placement Memorandum offering 250,000 shares of our common stock at a price of $0.25 per share.  The shares are being offered by us on a “best efforts” basis through the efforts of our President.  Although there is no minimum purchase requirement, each investor is permitted to purchase a maximum of 25,000 shares subject to our right to permit an investor to purchase more than the maximum individual subscription. Since February 1, 2010, we have sold 219,000 shares of our common stock resulting in cash proceeds of $54,750 to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Plan of Operations contains forward-looking statements regarding our business development plans,  timing, strategies, expectations, anticipated expenses levels, projected profits, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions.  These forward-looking statements are based on a number of assumptions and currently available information and are subject to a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Forward-Looking Statements” and under “Risk Factors” and elsewhere in this prospectus. The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

Overview

We are an online retailer of discount sunglasses incorporated under the laws of Florida on November 23, 2009.   We are a development stage company and have recently commenced our business operations.  From our inception on November 23, 2009 through March 31, 2010, we incurred a cumulative loss of $17,266 and have only generated nominal revenues from our business operations.  We offer and sell high quality, name brand sunglasses to our customers through our wholly owned subsidiary, Daily Shades, Inc., at discounts of up to 70% of the manufacturer’s suggested retail price.  Our products are offered and sold through our website at www.dailyshades.com and we intend to continue offering our products only through our website.  We currently offer a different pair of sunglasses each day to our customers through our website.  We generally offer our sunglasses for a limited period of time and present the offer as a “daily deal” on our website.  Each day our quantities vary so our customers do not know how many pairs of sunglasses we will have of a particular model.  We have also recently added a bargain bin that consist of single models, old models and slightly damaged models.

Plan of Operation

As of the date of this prospectus, our activities have been limited to various organizational matters, limited operations, and the development of our business plan. Assuming the offering of our common stock is fully subscribed, we anticipate receiving net proceeds of $950,000.  We anticipate that the net proceeds obtained from this offering will be used to fund the following initiatives in order of priority:

Advertising	$300,000
Social Media/Blogging	$200,000
SEO development	$150,000
Inventory	$75,000
Website Maintenance/Enhancement	$100,000
General Working Capital	$125,000
Maximum Net Proceeds of the Offering	$950,000

•
Advertising, social media, and search engine optimization (“SEO”) services.  In order for our business model to be successful, we must acquire, convert and retain customers.  In order to acquire customers, we must increase the traffic to our website.  As such, our highest priority will be to increase our marketing/advertising expenses.  We utilize various channels to market our products, including click-through based advertising on shopping comparison engines, targeted e-mails, display and banner advertisements on high-traffic portals, social networking via major social media sites, and onsite promotions on our websites.  If this offering is successful, we intend to increase the ads we purchase from internet search engine providers like Google and Yahoo!.  While we believe that repetitive ads on the internet are a highly effective marketing tool, the costs associated with these advertisements is high.  We intend to budget $10,000 a month for our initial advertisement campaign on Google Ad Words.  On Google Ad Words, we can create advertisements and choose keywords, which are words or phrases related to our business.  When people search on Google using one of our keywords, our ad may appear next to the search results.  This allows us to advertise to an audience that is already interested in the products we provide.  Using this form of advertising, we can establish spending limits and we are generally only charged if someone clicks our ad, not just when our ad is displayed.  Since we are only charged if someone clicks on our ad, it is difficult to estimate how long our monthly budget of $10,000 will last; however, we estimate this sum should last approximately 30 days.  We intend to use tools similar to Google Ad Words offered by other search engine providers as well.  As we launch our advertising campaign, we will periodically review our budget and modify it as necessary.

All of our social media through Facebook and Twitter is currently done by our management.  We believe this is an excellent marketing tool; however, we believe it should be done by a professional group.  We have initially budgeted $10,000 per month to pay a professional group to manage this marketing aspect of our business.  We intend to construct “fan pages” of our business on Facebook and similar sites, each of which cost approximately $2,500 for setup alone.  There are also monthly costs associated with the maintenance of these “fan pages.”  This campaign would be initiated shortly after our Google Ad Words project.  We also anticipate establishing a blog on our website.  We believe this will assist us in drawing additional traffic to our website.  Estimates for establishing a “blog” can vary depending on the amount of content and number of bloggers.  We believe initial costs will be approximately $1,500, with monthly costs related to maintenance.  Finally, we also intend reach our customers through daily “tweets” on Twitter.  We find this is a valuable tool to remind customers to check out our website for our “daily deal.”

Our search engine optimization (SEO) work would be the next marketing aspect to be expanded.  We have retained an outside marketing firm to assist us in enhancing and developing our website and to assist us with SEO.  SEO is the practice of maximizing the volume or quality of traffic to a web site from search engines such as Google or Yahoo! via "natural" or un-paid search results.  Our efforts in this area have been limited due to our limited budget.  However, with proper funding this aspect of our marketing campaign would be vastly expanded to increase our ranking in searches.  We initially anticipate budgeting approximately $10,000 per month for our SEO services.

•
Acquisition of inventory.  With the expansion of our marketing campaign, we anticipate an increase in our sales.  As such, additional inventory channels would need to be found.  While our current business model does not require that we maintain high inventory levels, as our business grows, we may need to acquire and hold inventory.  If our inventory demands reach a certain level, we might need to find warehouse space.  The determination of size and cost at this point would be unknown.  However, we do not believe we will require warehouse space until the third or fourth quarter of 2011 at the earliest.

•
Website maintenance and enhancement.  Our expenses related to our website maintenance and enhancement will also need to be increased.  Due to our existing budget constraints, we do a minimum amount of maintenance and updating to our website.  If our marketing campaign is successful and additional traffic is directed to our website, we will need to spend additional money on maintaining and enhancing our website to remain competitive.

•
General working capital needs. If we are successful in establishing our sunglass segment, we will likely rollout additional “daily deal” sites for other clothing accessories such as hats, watches, shoes and other similar items.  We have acquired the website domain names of dailychrono.com, dailytote.com, dailylids.com, dailyflops.com, and dailysneaks.com.  We do not anticipate expanding our business until the third or fourth quarter of 2011.  As we expand, we will focus on those markets that we believe have the greatest sales potential and the least competition.  The advertising/marketing campaign for these new segments would be substantially similar to those used for our sunglasses segment.

As our business grows, we also will need to hire additional employees.  We currently only employ two people on a part-time basis.  If our sales increase dramatically, we anticipate the need to hire three additional people in the first quarter of 2011.  We believe our personnel needs will be in website maintenance, sales/customer service and a general operations manager.

Liquidity and Capital Resources

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period.  However, we are currently a development stage company and, as of the date of this prospectus, our activities have been limited to various organizational matters, limited operations, and the development of our business plan.

We had $19,950 cash on hand as of December 31, 2009 and $19,233 as of March 31, 2010.  As of June 30, 2010, we had cash on hand of $42,125.  We do not believe that our cash on hand will be sufficient to satisfy our operating requirements through December 31, 2010.  Based on the current rate at which we are using capital, we believe that we will need to obtain a minimum in financing of approximately $50,000 to continue our current minimal operations through December 31, 2010.  If we do not secure at least $950,000 we will not be able to fully implement our business plan, and if we do not secure at least $250,000 we may not be able to continue our current minimal operations beyond the next twelve months and our business plan may fail. We may seek to raise this additional capital through the public or private sale of our equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. We currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and fully implement the initial phase of our business plan.

Results of Operations

Since we were incorporated, our efforts have focused on implementing our business plan, which includes our plan to access the public capital markets for additional equity financing.

Our loss since inception to December 31, 2009 totaled $4,015, primarily representing $1,378 of organization costs and $1,875 of amortization of prepaid expense.

For the three months ended March 31, 2010 unaudited, our loss totaled $13,251.  Our revenues were $418 during the three months ended March 31, 2010.  Our selling, general and administrative expense totaled $13,578 consisting primarily of $5,626 of accounting fees, $6,013 of IT services and $1,614 of payroll expenses.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 3, Summary of Significant Accounting Policies, contained in the explanatory notes to our audited financial statements for the period ended December 31, 2009 and March 31, 2010 (unaudited). On an on-going basis, we evaluate our estimates, including those related to deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of our financial instruments and equity instruments. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

While all of our accounting policies impact the consolidated financial statements, certain policies are viewed to be critical. Critical accounting policies are those that are both most important to the portrayal of our financial condition and results of operations and that require management’s most subjective or complex judgments and estimates. Management believes the policies that fall within this category are the policies on revenue recognition and accounts receivable and intangible assets, investments, financial instruments.

Revenue recognition – Revenue is recognized when evidence of the arrangement exists, the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination, and when we have concluded that amounts are collectible from the customers. Estimated amounts for sales returns and allowances are recorded at the time of sale. Shipping costs billed to customers are included as a component of product sales. The associated cost of shipping is included as a component of cost of product sales.

Accounts receivable – Accounts receivable represents normal trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. Notwithstanding these collections, we periodically evaluate the collectability of our accounts receivable and consider the need to establish an allowance for doubtful accounts based upon our historical collection experience and specifically identifiable information about our customers.

Inventories – Inventories consist of retail merchandise that is in its finished form and ready for sale to end-user customers. Inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold. Our inventories are acquired and carried for retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand.

Impairments – The Company’s management evaluates its tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting for the Impairment or Disposal of Long-Lived Assets  annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets.

Financial instruments – Financial instruments consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities.  We carry cash and cash equivalents, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values.

Recent Accounting Pronouncements

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10,  Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification  (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to each of our directors, executive officers and key employees as of July 16, 2010.  Their ages, positions, dates of initial election or appointment, and the expiration of their terms are as follows:

Name	Age	Position	Period Served
Sean M. Lyons	39	Chief Executive Officer, President, Secretary and Director	November 23, 2009 to present
Jesus Diaz	40	Chief Financial Officer	July 2010 to present
Ryan Ford	35	Director	July 2010 to present

Unless expressly indicated in the above table, each director and officer will serve in these capacities until their successors are duly elected, qualified and seated in accordance with the Company’s Articles of Incorporation and Bylaws.

Duties, Responsibilities and Experience

Sean M. Lyons, Director, President and Secretary.  Sean Lyons is the Company’s Chief Executive Officer, President and Secretary and also serves as a member of our board of directors.  He has served the Company in these capacities since November 2009.  Mr. Lyons also currently serves as the president of Recapitalize, Inc., a company he founded in August 2008, which is in the business of negotiating payment terms for companies that are not able to currently pay their accounts payable on a timely basis.  Previously, Mr. Lyons served as regional manager for Accredited Home Lender (“Accredited”) for nine years, a nationwide wholesale lender with over 2,000 employees.  While he was employed by Accredited, Mr. Lyons’ sales teams were in the top five percent of the company’s sales teams in annual sales, even though Mr. Lyons was often developing new territories for the company.  The profitability of Mr. Lyons’ territories were consistently some of the best in the company.  He was also instrumental in helping the company rollout its online sales platform.  Mr. Lyons was often used to help train the company’s employees on a nationwide basis.  Prior to his employment with Accredited, Mr. Lyons was with US Bank in its wholesale lending arena for two years and was a leader of the group that expanded the company’s operations into Florida.  Before joining US Bank, Mr. Lyons worked in the in the real estate and finance sectors for several years  Mr. Lyons is a graduate of the University of South Florida with a BS in Interdisciplinary Social Science with a focus in History and Economics.

Jesus Diaz, Director and Chief Financial Officer.  Jesus Diaz is the Company’s Chief Financial Officer and also serves as a member of our board of directors.  He has served the Company in these capacities since July 2010.  Mr. Diaz also has served as the Chief Financial Officer and Chief of Operations of Abazias, Inc. since 2002.  Abazias, Inc. is a nationally recognized online jeweler and is a subsidiary of Omni Reliant Holdings Inc., a publicly traded company.  Since 2009 Mr. Diaz has also served as the Chief Operating Officer of Business Consulting Options, LLC, a national merchant cash advance company.  He also serves as the operations manager of National WLD Techmark Inc., an internet administration and marketing firm and has held this position since 2001.  Mr. Diaz served as the Chief Operating Officer of University Cash Inc. from May 1999 to June 2002.  Mr. Diaz received his Bachelors degree in History from the University of Florida in 1998.

Ryan Ford, Director. Ryan Ford is a member of our board of directors.  Mr. Ford was elected to our board of directors in July 2010.  Since September 2009, Mr. Ford has served as the Vice-President of Operations for The Tyler Ryan Group, LLC, a national marketing & media agency.  He also has served as the Chief Operational Officer of Natural Sundae, Inc., a national natural body care company, since October 2007.  Prior to his employment with Natural Sundae, Inc., he owned Haul and Oats LLC, a trucking and logistic company from January of 2006 to June of 2007.  From January of 2002 to December of 2005, Mr. Ford served as the Vice-President/Partner of Worldwide Multi-Media LLC , a marketing and e-commerce firm.  Mr Ford has significant experience in designing, hosting, and promoting e-commerce businesses.

Significant Employees

Other than the executive officers named above, the Company does not have any “significant employees.”

Family Relationships

There are no known family relationships among any of our directors and executive officers.

Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.  This is primarily due to our size and our status as a development stage company.  Jesus Diaz will perform certain functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

BENEFICIAL OWNERSHIP OF THE COMPANY

The following table sets forth information with respect to the securities holdings of our executive officers, directors and all persons which we have reason to believe may be deemed the beneficial owners of more than 5% of our outstanding common stock.  Also set forth in the table is the beneficial ownership of all shares of our outstanding common stock of all proposed officers and directors as a group.

Beneficial ownership of shares is determined under Rule 13d-3(d)(1) of the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power and the number of shares that can be acquired within sixty (60) days upon exercise of an option or conversion of warrants and debentures.  Common stock subject to these convertible securities are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such convertible security, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner		Percentage of Class(2)
Common Stock	Sean M. Lyons	20,008,000	(3)	85%
Common Stock	Jesus Diaz	4,000		*
Common Stock	Ryan Ford	10,000		*
Executive Officers and Directors as a Group (3 persons)		20,022,000		85.09%

* Less than 1%

(1) Unless otherwise indicated, the address of each shareholder is 20711 Sterlington Drive, Land O’ Lakes, Florida 34638.

(2) Applicable percentage of ownership is based on 23,529,000 shares of Shades Holdings, Inc. common stock being issued and outstanding as of June 30, 2010.

(3) Includes 8,000 shares of common stock owned by Michelle Lyons, Sean M. Lyons’ spouse.  Each disclaims beneficial ownership of the other’s shares of the Company’s capital stock.

EXECUTIVE COMPENSATION

Compensation of Our Executive Officers

The following table contains compensation information for our executive officers for the fiscal years ended December 31, 2009.  No other officer received compensation greater than $100,000 for either fiscal year. All of the information included in this table reflects compensation earned by the individuals for services rendered to our Company and all references in the following tables to stock awards relate to awards of stock granted by us.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total (S)
Sean M. Lyons, Principal Executive Officer	2009(1)	-	-	-	-	-	-	-	-
Jesus Diaz, Principal Financial Officer	2009(2)	-	-	-	-	-	-	-	-

(1)
Mr. Lyons was appointed to serve as our President on November 23, 2009.  All amounts reflected in this table are from the date of Mr. Lyons’ appointment to the end of the fiscal year on December 31, 2009.  Commencing January 1, 2010, Mr. Lyons is compensated $500 per month for his services.

(2)
Jesus Diaz was appointed to serve as our Chief Financial Officer in July 2010.  As such, Mr. Diaz did not receive any compensation from the Company in 2009.  Commencing in 2010, Mr. Diaz will receive 50,000 shares of common stock each year for his service as our Chief Financial Officer.  The stock award shall vest quarterly (i.e., 12,500 per quarter) and will be awarded to Mr.Diaz at the end of our fiscal year.  Should Mr. Diaz resign or be removed as our Chief Financial Officer mid-year, Mr. Diaz will be paid the vested portion of the award.

Overview

The following is a discussion of our program for compensating our named executive officers and directors.  Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.  We are a development stage company with limited revenue.  The compensation of our named executive officers reflects our limited revenue.  The primary goal of our executive compensation policy is to attract and retain the most talented and loyal executives possible.  Our intent is to ensure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short and long term business objectives.  As our business becomes established, we anticipate entering into traditional compensation arrangements with our executed officers that would include a base salary, bonus and standard benefits.

Our board of directors considers a variety of factors in determining compensation of executives including the executive’s background, training and prior work experience.

Outstanding Stock Options

Our directors and officers do not hold any options to purchase any shares of our common stock.

Compensation of Directors

With the exception of Ryan Ford, our directors do not receive compensation for their services as directors.  Mr. Ford will receive 30,000 shares of common stock each year for his service as a member of our board of directors.  The stock award shall vest quarterly (i.e., 7,500 per quarter) and will be awarded to Mr. Ford at the end of our fiscal year.  Should Mr. Ford resign or be removed from our board of directors mid-year, Mr. Ford will be paid the vested portion of the award.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including named executive officers.

Employment Agreements

On November 23, 2009, we entered into an Independent Contractor Agreement with Ryan Ford, a member of our board of directors.  Under the Independent Contractor Agreement, Mr. Ford agreed to provide us with consulting services related to our website.  The agreement is for a term of one year and can be terminated by us upon 15 days notice.  In exchange for the services rendered under the agreement, we issued Mr. Ford 10,000 shares of our restricted common stock.

Except as set forth above, we do not have any other written employment agreements or consulting agreement with any of our directors or executive officers.

Change of Control

There is currently no arrangement which may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions since the beginning of our last completed fiscal year, and there are no proposed transactions, that involve amounts in excess of $120,000 to which we were or are to become a party in which any director, executive officer, beneficial owner of more than five (5%) percent of our common stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

On November 23, 2009, we issued 20,000,000 shares of our restricted common stock to Sean M. Lyons, our founder, at a share price of $.0001, for consideration of $2,000.  Mr. Lyons developed our business plan and founded the Company.

On November 23, 2009, we entered into an Independent Contractor Agreement with Ryan Ford under which Mr. Ford agreed to provide us with consulting services related to our website.  The agreement is for a term of one year and can be terminated by us upon 15 days notice.  In exchange for the services rendered under the agreement, we issued Mr. Ford 10,000 shares of our restricted common stock.  These services were valued at $2,500 based on a price of $0.25 per share.  Mr. Ford was appointed to our board of directors in July 2010.  A copy of the Independent Agreement is filed as an exhibit with this Registration Statement.

On November 23, 2009, we entered into an agreement with Total CFO, LLC under which Total CFO agreed to provide us with tax preparation services and general book keeping services.  The agreement can be terminated by either party upon 30 days notice.  In exchange for the services rendered under the agreement, we issued Total CFO 50,000 shares of our restricted common stock.  These services were valued at $12,500 based on a price of $0.25 per share.  Natalie Collins, who owns fifty percent (50%) of Total CFO, owns 600,000 shares of the Company’s common stock.  These shares were acquired in our 2009 common stock offering at a price of $0.01 per share, for an aggregate purchase price of $6,000.   A copy of the agreement with Total CFO, LLC is filed as an exhibit with this Registration Statement.

On December 15, 2009, we entered into an agreement with Snazzy Buys, Inc., which is terminable by either party upon 30 days notice.   Our agreement with Snazzy Buys, Inc. provides that we will pay them 15% over their cost of goods for the merchandise we acquire from them.  It also contains a warranty that all products we acquire from Snazzy Buys are genuine and authentic products of the brands represented and are not counterfeit.  We pay Snazzy Buys monthly for the products we acquire from them.  If Snazzy Buy’s invoices are not satisfied timely, interest accrues at 1.5% per month on the outstanding amount.  Marilyn R. Philips, the principal of Snazzy Buys, Inc., owns 1,100,000 shares of our common stock and acquired these shares in our 2009 common stock offering.  The shares were acquired a $0.01 per share, for an aggregate purchase price of $11,000.   A copy of the Master Supplier Agreement is filed as an exhibit with this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
 FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer or director to the fullest extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or other persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We are not currently subject to the Securities Exchange Act of 1934 (the “Exchange Act”) and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. However, once this registration statement is declared effective by the SEC, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  As a public company with fewer than 300 shareholders, the Company files its periodic reports with the SEC and registers its shares of common stock under the Exchange Act on a voluntary basis.  Since the company has fewer than 300 shareholders of record, we are eligible to de-register our common stock under the Exchange Act.  The Company has no current intention of terminating its registration of the common stock under the Exchange Act.  Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC’s website at www.sec.gov.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$100
Transfer Agent Fees	$7,400
Accounting fees and expenses	$12,500
Legal fees and expenses	$30,000
Total	$50,000

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, provide that we shall, to the fullest extent permitted by law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs also may discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and the shareholders. We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or other persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.   No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

RECENT SALES OF UNREGISTERED SECURITIES

Common Stock Issuance to Sean Lyons

On November 23, 2009, we issued 20,000,000 shares of our restricted common stock to Sean M. Lyons, our founder, at a share price of $.0001, for consideration of $2,000.  Mr. Lyons developed our business plan and founded the Company.  We completed this offering pursuant to Section 4(2) of the Securities Act.  The 20,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

2009 Common Stock Offering

In 2009, we completed an offering of 3,000,000 shares of our common stock at a price of $0.01 per share to 4 investors, for total proceeds of approximately $30,000.

The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Common Stock Issuance to Bush Ross, P.A.

On November 23, 2009, we issued 200,000 shares of our restricted common stock to Bush Ross, P.A., our legal counsel as partial payment for legal services rendered.  These services were valued at $50,000 based on a price of $0.25 per share.  We completed this offering pursuant to Section 4(2) of the Securities Act. The 200,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Common Stock Issuance to Total CFO, LLC

On November 23, 2009, we entered into an agreement with Total CFO, LLC under which Total CFO agreed to provide us with tax preparation services and general book keeping services.  The agreement can be terminated by either party upon 30 days notice.  In exchange for the services rendered under the agreement, we issued Total CFO 50,000 shares of our restricted common stock.  These services were valued at $12,500 based on a price of $0.25 per share. We completed this offering pursuant to Section 4(2) of the Securities Act. The 50,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Common Stock Issuance to Tyler Ryan Group, LLC

On December 17, 2009, we entered into a Services Retainer Agreement with the Tyler Ryan Group, LLC under which Tyler Ryan agreed to provide us with certain services related to social media and website development and maintenance.  The Services Retainer Agreement is a month-to-month contract and can be terminated prior to the commencement of the following month.  In exchange for the services rendered under the agreement, we agreed to pay $500 per month, and as payment, we issued Tyler Ryan 40,000 shares of our restricted common stock.  These services were valued at $10,000 based on a price of $0.25 per share.  We completed this offering pursuant to Section 4(2) of the Securities Act. The 40,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Common Stock Issuance to Ron Rule, Jr.

On November 23, 2009, we entered into an Independent Contractor Agreement with Ron Rule under which Mr. Rule agreed to provide us with information-technology services.  The agreement is for a term of one year and can be terminated by us upon 15 days notice.  In exchange for the services rendered under the agreement, we issued Mr. Rule 10,000 shares of our restricted common stock.  These services were valued at $2,500 based on a price of $0.25 per share.  We completed this offering pursuant to Section 4(2) of the Securities Act. The 10,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Common Stock Issuance to Ryan Ford

On November 23, 2009, we entered into an Independent Contractor Agreement with Ryan Ford under which Mr. Ford agreed to provide us with consulting services related to our website.  The agreement is for a term of one year and can be terminated by us upon 15 days notice.  In exchange for the services rendered under the agreement, we issued Mr. Ford 10,000 shares of our restricted common stock.  These services were valued at $2,500 based on a price of $0.25 per share. We completed this offering pursuant to Section 4(2) of the Securities Act. The 10,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

2010 Common Stock Offering

In 2010, we completed an offering of 219,000 shares of our common stock at a price of $0.25 per share to 25 investors, for total proceeds of approximately $54,750.

The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

EXHIBITS

Exhibit No.	Description
3.01*	Articles of Incorporation of Shades Holdings, Inc.
3.02*	Bylaws of Shades Holdings, Inc.
5.01*	Form of Legal Opinion of Bush Ross, P.A.
10.01*	Master Supplier Agreement dated December 15, 2009 by and between the Company and Snazzy Buys, Inc.
10.02*	Independent Contractor Agreement dated November 23, 2009 by and between the Company and Ryan Ford.
10.03*	Independent Contractor Agreement dated November 23, 2009 by and between the Company and Ron Rule.
10.04*	Services Retainer Agreement dated December 17, 2009 by and between the Company and Tyler Ryan Group, LLC.
10.05*	Letter Agreement dated November 23, 2009 by and between the Company and Total CFO, LLC.
21.01*	List of Subsidiaries
23.01*	Consent of Certified Public Accountants Meeks International, LLC
23.02	Consent of counsel, Bush Ross, P.A. Filed with exhibit 5.01.
* Filed herewith.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)          Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii)        Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 16, 2010.

SHADES HOLDINGS, INC.

By:	/s/ Sean M. Lyons
Sean M. Lyons, Chief Executive Officer

By:	/s/ Jesus Diaz
Jesus Diaz, Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sean M. Lyons and Jesus Diaz, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-1 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of July, 2010.

By:	/s/ Sean M. Lyons
Name:	Sean M. Lyons
Title:	Member of the Board of Directors

Date:	July 16, 2010

By:	/s/ Jesus Diaz
Name:	Jesus Diaz
Title:	Member of the Board of Directors

Date:	July 16, 2010

By:	/s/ Ryan Ford
Name:	Ryan Ford
Title:	Member of the Board of Directors

Date:	July 16, 2010